Exhibit 10.15

                             EMPLOYMENT AGREEMENT


                  AGREEMENT dated as of the 25th day of August, 2004 by and between MDC PARTNERS INC., a corporation existing under the laws of Canada (the "Company"), and STEVEN BERNS (the "Executive").

                             W I T N E S S E T H:

                  WHEREAS, the Company wishes to employ the Executive and the Executive wishes to accept such employment, upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Employment

                  The Company agrees to employ the Executive during the Term specified in paragraph 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

         2.       Term

                  Subject to the provisions contained in paragraphs 6 and 7, the Executive's employment by the Company shall be for a term commencing on September 8, 2004 and expiring on the close of business on September 7, 2007 (the "Initial Term"); provided, however, the term of the Executive's employment by the Company shall continue for an indefinite period thereafter unless and until either party shall give to the other 30 days advance written notice of expiration of the term (a "Notice of Termination") (the Initial Term and the period, if any, thereafter, during which the Executive's employment shall continue are collectively referred to as the "Term"). A termination of employment by the giving of a Notice of Termination by the Company under this paragraph 2 shall not be deemed to be a termination without Cause under paragraph 6(c) hereof. Any Notice of Termination given under this paragraph 2 shall specify the date of termination (which may not be earlier than the close of business on September 7, 2007) and may be given any time after August 7, 2007. The Company shall have the right at any time during such 30 day notice period, to relieve the Executive of his offices, duties and responsibilities and to place him on a paid leave-of-absence status, provided that during such notice period the Executive shall remain a full-time employee of the Company and shall continue to receive his then current salary compensation, bonus and other benefits as provided in this Agreement. The date on which the Executive ceases to be employed by the Company, regardless of the reason therefore, is referred to in this Agreement as the "Date of Termination".

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         3.       Duties and Responsibilities

                  (a) Title. During the Term, the Executive shall have the position of Vice Chairman and Executive Vice President of the Company.

                  (b) Duties. The Executive shall report directly to the Board of Directors of the Company (the "Board") and the Chief Executive Officer of the Company (the "MDC CEO"), currently Miles Nadal, at such times and in such detail as it or he shall reasonably require. The Executive shall be entitled to attend and participate at all Board meetings (as an ex-officio member) at which the full Board and/or Miles Nadal is invited to attend, or to which he is otherwise invited. The Executive shall perform such executive and managerial duties consistent with his position as designated in paragraph 3(a) and as may be assigned to him from time to time by or under authority of the Board and/or the MDC CEO.

                  (c) Scope of Employment. The Executive's employment by the Company as described herein shall be full-time and exclusive, and during the Term, the Executive agrees that he will (i) devote all of his business time and attention, his reasonable best efforts, and all his skill and ability to promote the interests of the Company; and (ii) carry out his duties in a competent manner and serve the Company faithfully and diligently under the direction of the Board and the MDC CEO. Notwithstanding the foregoing, the Executive shall be permitted to (i) serve on the board of directors of two unaffiliated companies (including Live Person, Inc.); provided that such companies are not engaged in any activity which is competitive with the Company or its subsidiaries and affiliates (the "MDC Group"), and (ii) engage in charitable and civic activities and manage his personal passive investments, provided that such passive investments are not in a company which transacts business with the Company or its affiliates or engages in business competitive with that conducted by the Company (or, if such company does transact business with the Company, or does engage in a competitive business, it is a publicly held corporation and the Executive's participation is limited to owning less than 1% of its outstanding shares), and further provided that such activities (individually or collectively) do not materially interfere with the performance of his duties or responsibilities under this Agreement.

                  (d) Office Location. During the Term, the Executive's services hereunder shall be performed at the offices of the Company, which shall be within a twenty five (25) mile radius of New York City, subject to necessary travel requirements to Toronto, Canada and other MDC Group company locations in order to carry out his duties in connection with his position hereunder.

         4.       Compensation

                  (a) Base Salary. As compensation for his services hereunder, during the Term the Company shall pay the Executive in accordance with its normal payroll practices, an annualized base salary of $475,000 ("Base Salary").

                  (b) Sign-on Bonus. Simultaneously with the execution and delivery of this Agreement, the Company shall pay the Executive a sign-on bonus in an amount equal to $100,000 (the "Sign-on Bonus").



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

                  (c) Calendar Year 2004 Cash Bonus. In respect of calendar year 2004 only, the Executive shall receive a cash bonus in the amount of $200,000, to be paid on or prior to April 30, 2005 (the "2004 Cash Bonus").

                  (d) Annual Discretionary Cash Bonus. During the Term, in respect of all calendar years following calendar year 2004, the Executive shall be eligible to receive an annual discretionary cash bonus in an amount up to 100% of his Base Salary, as determined by the MDC CEO and the Compensation Committee of the Board, based upon the Executive's performance, the overall financial performance of the Company and such other factors as the MDC CEO and the Board shall deem reasonable and appropriate (the "Annual Discretionary Cash Bonus"), to be paid in accordance with the Company's normal bonus payment procedures.

                  (e) Restricted Stock. The Executive shall receive an award of 50,000 restricted subordinate voting shares of the Company's Class A Shares ("MDC Restricted Stock"), in accordance with and subject to the terms and conditions of a separate restricted stock agreement (the "MDC Restricted Stock Agreement") to be executed and delivered by the Executive and the Company.

                  (f) Stock Options. The Executive shall be granted stock options to acquire up to 100,000 shares in the capital of the Company ("MDC Stock Options"), in accordance with and subject to the terms and conditions of the MDC stock option incentive plan (the "MDC Stock Option Plan"), and a separate stock option agreement (the "MDC Stock Option Agreement") to be executed and delivered by the Executive and the Company.

                  (g) Stock Appreciation Rights. The Executive shall receive an award of 150,000 stock appreciation rights ("MDC SARs"), in accordance with and subject to the terms and conditions of a separate stock appreciation rights agreement (the "MDC Stock Appreciation Rights Agreement") to be executed and delivered by the Executive and the Company.

         5.       Expenses; Fringe Benefits

                  (a) Expenses. The Company agrees to pay or to reimburse the Executive for all reasonable, ordinary, necessary and documented business or entertainment expenses incurred during the Term in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

                  (b) Benefit Plans.

                           (i) The parties agree that upon the execution of
                  this Agreement, the Executive and his dependents shall elect to continue to participate under the terms of the group health plans of his Prior Employer (as defined in paragraph 24 below) (the "Prior Employer Plans"), in accordance with

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

                  and subject to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Company agrees that during the Term, and until the earlier of (i) such time as the Executive is eligible to participate in a United States group health plan established by the Company (the "Company US Health Plans"), or (ii) the expiration of the maximum period under which the Executive could be covered under COBRA (the "Prior Coverage Expiration Date"), it shall reimburse the Executive for the amount of any COBRA premiums paid by the Executive to his Prior Employer, plus an amount equal to the tax, if any, payable on such reimbursement (the "COBRA Premium Payments"). From and after the Prior Coverage Expiration Date, the Company's obligation to make COBRA Premium Payments shall terminate, and the Company shall pay the costs of all premiums, deductibles and co-payments payable by the Executive and his dependents in connection with his and his dependents' participation in such Company US Health Plans, such that the cost to the Executive shall be no greater than that incurred by the Executive and his dependents under the Prior Employer Plans. The Company agrees that as soon as practicable following the date of this Agreement, it shall use its reasonable best efforts to establish the Company US Health Plans.

                           (ii) Except as otherwise provided in paragraph
                  5(b)(i) above, during the Term, the Executive and, to the extent eligible, his dependents, shall be eligible to participate in and receive all benefits under any welfare benefit plans and programs (including without limitation, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) provided by the Company to its senior executives and, without duplication, its employees generally, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time.

                  (c) Retirement Plans. During the Term, the Executive shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) provided by the Company to its senior executives generally and, without duplication, its employees generally, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect which are made available to the senior executives of the Company generally and, without duplication, to its employees generally.

                  (d) Vacation. The Executive shall be entitled to four weeks vacation in accordance with the Company's policy, with no right of carry over, to be taken at such times as shall not, materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect generally for its employees.


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

                  (e) Car Allowance and other Perquisites. During the Term, the Company will provide the Executive with an annual allowance of $25,000 to cover the costs of leasing, insuring, garaging and maintaining an automobile for use in the business of the Company, as well as other perquisites, to be paid in accordance with the Company's normal payroll practices (the "Perquisite Allowance").

                  (f) Legal Expenses. The Company shall pay or reimburse the Executive for the reasonable legal fees and expenses incurred by the Executive in connection with the negotiation of this Agreement, against submission of invoices for such legal fees, not to exceed $20,000.

         6.       Termination

                  (a) Termination for Cause. The Company, by direction of the Board or the MDC CEO, shall be entitled to terminate the Term and to discharge the Executive for "Cause" effective upon the giving of written notice. The term "Cause" shall be limited to the following grounds:

                           (i) the Executive's failure or refusal to
                  materially perform his duties and responsibilities as set forth in paragraph 3 hereof or abide by the reasonable directives of the Board or the MDC CEO, or the failure of the Executive to devote all of his business time and attention exclusively to the business and affairs of the Company in accordance with the terms hereof, in each case if such failure or refusal is not cured (if curable) within 20 days after written notice thereof to the Executive by the Company;

                           (ii) the willful and unauthorized misappropriation
                  of the funds or property of the Company;

                           (iii) the use of alcohol or illegal drugs,
                  interfering with the performance of the Executive's obligations under this Agreement, continuing after written warning;

                           (iv) the conviction in a court of law of, or
                  entering a plea of guilty or no contest to, any felony or any crime involving moral turpitude, dishonesty or theft;

                           (v) the material nonconformance with the Company's
                  policies against racial or sexual discrimination or harassment, which nonconformance is not cured (if curable) within 10 days after written notice to the Executive by the Company;

                           (vi) the commission in bad faith by the Executive
                  of any act which materially injures or could reasonably be expected to materially injure the reputation, business or business relationships of the Company;

                           (vii) the resignation by the Executive on his own
                  initiative (other than pursuant to a termination by the


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                  Executive for "Good Reason" (as defined in paragraph 6(b)
                  hereof), or upon a Change of Control (as defined below));

                           (viii) any breach (not covered by any of the
                  clauses (i) through (vii) above) of paragraphs 8, 9, 11, 19 and 24, if such breach is not cured (if curable) within 20 days after written notice thereof to the Executive by the Company.

Any notice required to be given by the Company pursuant to clause (i), (v) or
(viii) above shall specify the nature of the claimed breach and the manner in which the Company requires such breach to be cured (if curable). In the event that the Executive is purportedly terminated for Cause and the arbitrator appointed pursuant to paragraph 19 determines that Cause as defined herein was not present, then such purported termination for Cause shall be deemed a termination without Cause pursuant to paragraph 6(c) and the Executive's rights and remedies will be governed by paragraph 7(b), in full satisfaction and in lieu of any and all other or further remedies the Executive may have.

                  (b) Termination for Good Reason. Provided that a Cause event has not occurred and has not been cured, (if curable), the Executive shall be entitled to terminate this Agreement and the Term hereunder for Good Reason (as defined below) at any time during the Term by written notice to the Company not more than 20 days after the occurrence of the event constituting such Good Reason. "Good Reason" shall be limited to (i) a breach by the Company of a material provision of this Agreement, which breach remains uncured (if curable) for a period of 20 days after written notice of such breach from the Executive to the Company (such notice to specify the nature of the claimed breach and the manner in which the Executive requires such breach to be cured), (ii) the Company's failure to pay any compensation or benefits, as set forth in paragraphs 4 or 5, which action is not reversed within 10 days after written notice of the breach from the Executive to the Company, (iii) a material diminution of the Executive's title, duties and responsibilities as set forth in paragraph 3, without his prior written consent, which breach remains uncured (if curable) for a period of 20 days after written notice of such breach from the Executive to the Company (such notice to specify the nature of the claimed breach and the manner in which the Executive requires such breach to be cured. In the event that the Executive purportedly terminates his employment for Good Reason and the arbitrator appointed pursuant to paragraph 19 determines that Good Reason as defined herein was not present, then such purported termination for Good Reason shall be deemed a termination for Cause pursuant to paragraph 6(a)(vii) and the Executive's rights and remedies will be governed by paragraph 7(a), in full satisfaction and in lieu of any and all other or further remedies the Executive may have.

                  (c) Termination without Cause. The Company, by direction of the Board or the MDC CEO, shall have the right at any time during the Term to terminate the employment of the Executive without Cause by giving written notice to the Executive setting forth a Date of Termination.

                  (d) Termination for Death or Disability. In the event of the Executive's death, the Date of Termination shall be the date of the Executive's death. In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner


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and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "Disability") and the Executive shall fail to perform such duties for periods aggregating 120 days, whether or not continuous, in any continuous period of 360 days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month during the continuance of such Disability upon at least 30 days' prior written notice to him.

                  (e) Termination by the Executive upon a Change of Control. Provided that a Cause event has not occurred and has not been curable (if curable), the Executive shall be entitled to terminate this Agreement and the Term hereunder upon a Change of Control (as defined below) by written notice to the Company not more than 20 days after the occurrence of the event constituting such Change of Control. A "Change of Control" shall be limited to
(i) the closing of a transaction which results in a shareholder of the Company (other than Miles Nadal, directly or indirectly) owning, directly or indirectly, equity of the Company representing greater than 50% of the voting power of the Company's outstanding securities, or (ii) Miles Nadal no longer possessing the title of Chief Executive Officer of the Company or no longer having such executive and managerial duties and responsibilities customary to his office, (iii) the closing of a transaction which results in the Company selling all or substantially all of its assets (in each instance other than any transfer by the Company or any of its affiliates of their respective interest in the Company to another wholly-owned subsidiary of another MDC Group company (an "MDC Internal Transfer").

         7.       Effect of Termination of Employment.

                  (a) Termination by the Company for Cause; by the Executive without Good Reason; by Death or Disability; or pursuant to a Notice of Termination delivered by the Executive pursuant to paragraph 2 above. In the event of the termination of the employment of the Executive (1) by the Company for Cause, (2) by the Executive without Good Reason, (3) by reason of death or Disability, or (4) pursuant to a Notice of Termination delivered by the Executive pursuant to paragraph 2 above, the Executive shall be entitled to the following payments and benefits, subject to any appropriate offsets, as permitted by applicable law, for debts or money due to the Company or an affiliate thereof (collectively, "Offsets"):

                           (i) unpaid Base Salary and Perquisite Allowance
                  through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination; and

                           (ii) all benefits, if any, that had accrued to the
                  Executive through the Date of Termination under the plans and programs described in paragraphs 5(b) and (c) above, or any other applicable plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs; it being understood that any and all rights that the Executive may have to severance payments by the Company shall be determined and solely based on the terms and conditions of this Agreement and not based on the Company's severance policy then in effect, if any.

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In the event of the termination of the employment of the Executive (1) by the
Company for Cause, (2) by the Executive without Good Reason, (3) by reason of death or Disability, or (4) pursuant to a Notice of Termination delivered by the Executive pursuant to paragraph 2 above, except as provided in this paragraph 7(a), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature, directly or indirectly, arising out of or otherwise related to this Agreement and the Executive's employment or cessation of employment with the Company (it being agreed by the Company that upon the death of the Executive, the Company's obligations under paragraph 24(b) below shall inure to the benefit of the Executive's estate and heirs).

                  (b) Termination by the Company without Cause, by the Company pursuant to a Notice of Termination, or by the Executive for Good Reason. In the event of (1) a termination by the Company without Cause, (2) a termination by the Executive for Good Reason, or (iii) by the Company pursuant to a Notice of Termination, the Executive shall be entitled to the following payments and benefits, subject to any Offsets:

                           (i) his Base Salary and Perquisite Allowance, when
                  otherwise payable, through the following period: (x) September 7, 2007, if the Date of Termination is on or prior to September 7, 2005; or (y) twenty four (24) months from the Date of Termination, if the Date of Termination occurs after September 7, 2005 (the "24 Month Severance Period");

                           (ii) his 2004 Cash Bonus when otherwise payable;

                           (iii) his Annual Discretionary Cash Bonus with
                  respect to the calendar year prior to the Date of Termination, when otherwise payable, but only to the extent not already paid;

                           (iv) a pro-rata portion of his Annual Discretionary
                  Cash Bonus with respect to the calendar year in which the Date of Termination occurred, when otherwise payable, (such pro-rata amount to be equal to the product of (A) the amount of the Annual Discretionary Cash Bonus for such calendar year, times (B) a fraction, (x) the numerator of which shall be the number of calendar days commencing January 1 of such year and ending on the Date of Termination, and (y) the denominator of which shall equal 365;

                           (v) any unpaid reimbursable expenses outstanding as
                  of the Date of Termination;

                           (vi) all benefits, if any, that had accrued to the
                  Executive through the Date of Termination under the plans and programs described in paragraphs 5(b) and (c) above, or any other applicable benefit plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs; it being understood that any and all rights that the Executive may have to severance payments by the Company


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                  shall be determined and solely based on the terms and
                  conditions of this Agreement and not based on the Company's severance policy then in effect, if any;

                           (vii) continued participation on the same basis in
                  the plans and programs set forth in paragraph 5(b) and to the extent permitted under applicable law, paragraph 5(c) (such benefits collectively called the "Continued Plans") in which he was participating on the Date of Termination (as such Continued Plans are from time to time in effect at the Company) until the earlier of (x) the end of the period that he receives payments under clause (i) of this paragraph 7(b) or (y) the date, or dates, he is eligible to receive coverage and benefits under the same type of plan of a subsequent employer; provided, however, if the Executive is precluded from continuing his participation in any Continued Plan, then the Company will be obligated to pay him the economic equivalent of the benefits provided under the Continued Plan in which he is unable to participate, for the period specified above, plus an amount equal to the tax, if any, payable by him thereon, it being understood that the economic equivalent of a benefit foregone shall be deemed the lowest cost in the State of New York that would be incurred by the Executive in obtaining such benefit himself on an individual basis; and

                           (viii) such vesting and acceleration of shares of
                  MDC Restricted Stock, MDC Stock Options and MDC SAR's, all in accordance with the terms and conditions of each respective MDC Restricted Stock Agreement, MDC Stock Option Agreement, and MDC Stock Appreciation Rights Agreement.

In connection with a termination by the Company without Cause, by the Executive for Good Reason, or by the Company pursuant to a Notice of Termination, except as provided in this paragraph 7(b), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature, directly or indirectly, arising out of or otherwise related to this Agreement and the Executive's employment or cessation of employment with the Company (it being agreed that the Company's obligations under paragraph 24(b) shall survive in accordance with its terms). The Executive shall be under no duty to mitigate damages hereunder; provided, however, in the event that the Executive obtains any other reasonably comparable employment or consulting arrangement, he shall immediately notify the Company, and any compensation and benefits earned by the Executive therefrom shall reduce the Company's severance obligations under this paragraph 7(b). From time to time during the 24 Month Severance Period, upon the Company's reasonable written request, the Executive shall provide the Company with written verification (such as wage stubs and new employer verifications) of amounts earned from such other employment or consulting arrangements, as well as when and if he is entitled to receive coverage under the benefit plans of any new employer in which he participates. In the event the Executive fails to supply such information within twenty (20) days after requested by the Company, the obligations of the Company under this paragraph 7(b) shall terminate. The making of any severance payments and providing the other benefits as provided in this paragraph 7(b) is conditioned upon the Executive signing and not revoking a separation agreement, a copy of which is attached hereto as Exhibit A (the "Separation Agreement"). In the event the Executive breaches any provisions of the Separation Agreement or the provisions of paragraph 8 of this Agreement, in addition to any other remedies


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at law or in equity available to it, the Company may cease making any further payments and providing the other benefits provided for in this paragraph 7(b), without affecting its rights under this Agreement or the Separation Agreement.

                  (c) Termination by the Executive upon a Change of Control. In the event of a termination by the Executive upon a Change of Control, the Executive shall be entitled to the following payments and benefits, subject to any Offsets:

                           (i) his Base Salary and Perquisite Allowance,
                  through the following period: (x) September 7, 2007, if the Date of Termination is on or prior to March 7, 2006; or (y) eighteen (18) months from the Date of Termination, if the Date of Termination occurs after March 7, 2006 (the "18 Month Severance Period"); provided that the payments under this clause (i) shall be paid in accordance with the Company's normal payroll practices over a twelve (12) month period;

                           (ii) his 2004 Cash Bonus when otherwise payable;

                           (iii) his Annual Discretionary Cash Bonus with
                  respect to the calendar year prior to the Date of Termination, when otherwise payable, but only to the extent not already paid;

                           (iv) a pro-rata portion of his Annual Discretionary
                  Cash Bonus with respect to the calendar year in which the Date of Termination occurred, when otherwise payable, (such pro-rata amount to be equal to the product of (A) the amount of the Annual Discretionary Cash Bonus for such calendar year, times (B) a fraction, (x) the numerator of which shall be the number of calendar days commencing January 1 of such year and ending on the Date of Termination, and (y) the denominator of which shall equal 365;

                           (v) any unpaid reimbursable expenses outstanding as
                  of the Date of Termination;

                           (vi) all benefits, if any, that had accrued to the
                  Executive through the Date of Termination under the plans and programs described in paragraphs 5(b) and (c) above, or any other applicable benefit plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs; it being understood that any and all rights that the Executive may have to severance payments by the Company shall be determined and solely based on the terms and conditions of this Agreement and not based on the Company's severance policy then in effect, if any; and

                           (vii) continued participation on the same basis in
                  all Continued Plans in which he was participating on the Date of Termination (as such Continued Plans are from time to time in effect at the Company) until the earlier of (x) the 18 Month Severance Period or (y) the date, or dates, he is eligible to receive coverage and benefits under the same


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                  type of plan of a subsequent employer; provided, however, if the Executive is precluded from continuing his participation in any Continued Plan, then the Company will be obligated to pay him the economic equivalent of the benefits provided under the Continued Plan in which he is unable to participate, for the period specified above, plus an amount equal to the tax, if any, payable by him thereon, it being understood that the economic equivalent of a benefit foregone shall be deemed the lowest cost in the State of New York that would be incurred by the Executive in obtaining such benefit himself on an individual basis; and

                           (viii) such vesting and acceleration of shares of
                  MDC Restricted Stock, MDC Stock Options and MDC SAR's, all in accordance with the terms and conditions of each respective MDC Restricted Stock Agreement, MDC Stock Option Agreement, and MDC Stock Appreciation Rights Agreement.

In connection with a termination by the Executive upon a Change of Control, except as provided in this paragraph 7(c), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature, directly or indirectly, arising out of or otherwise related to this Agreement and the Executive's employment or cessation of employment with the Company (it being agreed that the Company's obligations under paragraph 24(b) shall survive in accordance with its terms). The Executive shall be under no duty to mitigate damages hereunder. The making of any severance payments and providing the other benefits as provided in this paragraph 7(c) is conditioned upon the Executive signing and not revoking a Separation Agreement. In the event the Executive breaches any provisions of the Separation Agreement or the provisions of paragraph 8 of this Agreement, in addition to any other remedies at law or in equity available to it, the Company may cease making any further payments and providing the other benefits provided for in this paragraph 7(c), without affecting its rights under this Agreement or the Separation Agreement.

         8. Non-Solicitation/Non-Servicing Agreement and Protection of Confidential Information

                  (a) Non-Solicitation/Non-Servicing. The parties hereto agree that the covenants given in this paragraph 8 are being given incident to the agreements and transactions described herein, and that such covenants are being given for the benefit of the Company. Accordingly, the Executive acknowledges (i) that the business and the industry in which the Company competes is highly competitive; (ii) that as a key executive of the Company he has participated in and will continue to participate in the servicing of current clients and/or the solicitation of prospective clients, through which, among other things, the Executive has obtained and will continue to obtain knowledge of the "know-how" and business practices of the Company, in which matters the Company has a substantial proprietary interest; (iii) that his employment hereunder requires the performance of services which are special, unique, extraordinary and intellectual in character, and his position with the Company places and placed him in a position of confidence and trust with the clients and employees of the Company; and (iv) that his rendering of services to the clients of the Company necessarily required and will continue to require the disclosure to the Executive of confidential information (as defined in paragraph 8(b) hereof) of the Company. In the course of the Executive's employment with the Company, the Executive has and will continue to develop a personal relationship with the clients of the Company and a knowledge of those clients' affairs and requirements, and the relationship of the Company with its established clientele will therefore be placed in the Executive's hands in confidence and trust. The Executive consequently agrees that it is a legitimate interest of the Company, and reasonable and necessary for the protection of the confidential information, goodwill and business of the Company, which is valuable to the Company, that the Executive make the covenants contained herein and that the Company would not have entered into this Agreement unless the covenants set forth in this paragraph 8 were contained in this Agreement. Accordingly, the Executive agrees that during the period that he is employed by the Company and for a period of eighteen (18) months thereafter (such period being referred to as the "Restricted Period"), he shall not, as an individual, employee, consultant, independent contractor, partner, shareholder, or in association with any other person, business or enterprise, except on behalf of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company:

                           (i) attempt in any manner to solicit or accept from
                  any client business of the type performed by the Company or to persuade any client to cease to do business or to reduce the amount of business which any such client has customarily done or is reasonably expected to do with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through the Executive's efforts; or

                           (ii) employ as an employee or retain as a
                  consultant any person, firm or entity who is then or at any time during the preceding twelve months was an employee of or exclusive consultant to the Company, or persuade or attempt to persuade any employee of or exclusive consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a consultant by any person, firm or entity other than the Company; or

                           (iii) render to or for any client any services of
                  the type which are rendered by the Company.

As used in this paragraph 8, the term "Company" shall include any subsidiaries of the Company and the term "client" shall mean (1) anyone who is a client of the Company on the Date of Termination, or if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct (any such applicable date being called the "Determination Date"); (2) anyone who was a client of the Company at any time during the one year period immediately preceding the Determination Date; (3) any prospective client to whom the Company had made a new business presentation (or similar offering of services) at any time during the one year period immediately preceding the Date of Termination; and (4) any prospective client to whom the Company made a new business presentation (or similar offering of services) at any time within six months after the Date of Termination (but only if initial discussions between the Company and such prospective client relating to the rendering of services occurred prior to the Date of Termination, and only if the Executive participated in or supervised such discussions). For purposes of this clause, it is agreed that a general mailing or an incidental contact shall not be deemed a "new business presentation or similar offering of services" or a "discussion". In addition, "client" shall also include any clients of other companies operating within the MDC group of companies to whom the Executive rendered services (including supervisory services) at any time during the six-month period prior to the Determination Date. In addition, if the client is part of a group of companies which conducts business through more than one entity, division or operating unit, whether or not separately incorporated (a "Client Group"), the term "client" as used herein shall also include each entity, division and operating unit of the Client Group where the same management group of the Client Group has the decision making authority or significant influence with respect to contracting for services of the type rendered by the Company.

                  (b) Confidential Information. In the course of the Executive's employment with the Company (and its predecessor), he has acquired and will continue to acquire and have access to confidential or proprietary information about the Company and/or its clients, including but not limited to, trade secrets, methods, models, passwords, access to computer files, financial information and records, computer software programs, agreements and/or contracts between the Company and its clients, client contacts, client preferences, creative policies and ideas, advertising campaigns, creative and media materials, graphic design materials, sales promotions and campaigns, sales presentation materials, budgets, practices, concepts, strategies, methods of operation, financial or business projections of the Company and information about or received from clients and other companies with which the Company does business. The foregoing shall be collectively referred to as "confidential information". The Executive is aware that the confidential information is not readily available to the public and accordingly, the Executive also agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone (other than his counsel in the course of a dispute arising from the alleged disclosure of confidential information or as required by law) any confidential information, or utilize such confidential information for his own benefit, or for the benefit of third parties. The Executive agrees that the foregoing restrictions shall apply whether or not any such information is marked "confidential" and regardless of the form of the information. The term "confidential information" does not include information which (i) is or becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company or a client of the Company. In the event that the Executive becomes legally required to disclose any confidential information, he will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this paragraph 8(b) to permit a particular disclosure. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this paragraph 8(b) to permit a particular disclosure, the Executive will furnish only that portion of the confidential information which he is legally required to disclose and, at the Company's expense, will cooperate with the efforts of the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information. The Executive further agrees that all memoranda, disks, files, notes, records or other documents, whether in electronic form or hard copy (collectively, the "material") compiled by him or made available to him during his employment with the Company (whether or not the material constitutes or contains confidential information), and in connection with the performance of his duties hereunder, shall be the property of the Company and shall be delivered to the Company on the termination of the Executive's employment with the Company or at any other time upon request. Except in connection with the Executive's employment with the Company, the Executive agrees that he will not make or retain copies or excerpts of the material; provided that the Executive shall be entitled to retain his personal files.

                  (c) Remedies. If the Executive commits a breach or is about to commit a breach, of any of the provisions of paragraphs 8(a) or (b), the Company shall have the right to have the provisions of this Agreement specifically enforced by the arbitrator appointed under paragraph 19 or by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

                  (d) Acknowledgements. The parties acknowledge that (i) the type and periods of restriction imposed in the provisions of paragraphs 8(a) and (b) are fair and reasonable and are reasonably required in order to protect and maintain the proprietary interests of the Company described above, other legitimate business interests and the goodwill associated with the business of the Company; (ii) the time, scope, geographic area and other provisions of this paragraph 8 have been specifically negotiated by sophisticated commercial parties, represented by legal counsel, and are given as an integral part of the transactions contemplated by the is Agreement; and
(iii) because of the nature of the business engaged in by the Company and the fact that clients can be and are serviced by the Company wherever they are located, it is impractical and unreasonable to place a geographic limitation on the agreements made by the Executive herein. The Executive specifically acknowledges that his being restricted from soliciting and servicing clients and prospective clients as contemplated by this Agreement will not prevent him from being employed or earning a livelihood in the type of business conducted by the Company. If any of the covenants contained in paragraphs 8(a) or (b), or any part thereof, is held to be unenforceable by reason of it extending for too great a period of time or over too great a geographic area or by reason of it being too extensive in any other respect, the parties agree (x) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographic areas as to which it may be enforceable and/or over the maximum extent in all other respects as to which it may be enforceable, all as determined by the court or arbitration panel making such determination and (y) in its reduced form, such covenant shall then be enforceable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. Each of the covenants and agreements contained in this paragraph 8 (collectively, the "Protective Covenants") is separate, distinct and severable. All rights, remedies and benefits expressly provided for in this Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Agreement, and the exercise of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived). The existence of any claim, demand, action or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of each Protective Covenant. The unenforceability of any Protective Covenant shall not affect the validity or enforceability of any other Protective Covenant or any other provision or provisions of this Agreement.

                  (e) Notification of Restrictive Covenants. Prior to accepting employment with any person, firm or entity during the Restricted Period, the Executive shall notify the prospective employer in writing of his obligations pursuant to this paragraph 8 and shall simultaneously provide a copy to the Company (it being agreed by the Company that such notification required under this paragraph 8(e) shall not be deemed a breach of the confidentiality provisions of this Agreement).

                  (f) Tolling. The temporal duration of the non-solicitation/non-servicing covenants set forth in this Agreement shall not expire, and shall be tolled, during any period in which the Executive is in violation of any of the non-solicitation/non-servicing covenants set forth herein, and all restrictions shall automatically be extended by the period of the Executive's violation of any such restrictions.

         9.       Intellectual Property

                  During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company, including without limitation, any design, logo, slogan, advertising campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, planning, marketing and/or creative policies and ideas, advertising campaigns, promotional campaigns, media campaigns, budgets, practices, concepts, strategies, methods of operation, financial or business projections, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees, that at the Company's request and expense, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

         10.      Enforceability

                  The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

         11.      Assignment

                  The Company and the Executive agree that, subject to paragraph 7(b), the Company shall have the right to assign this Agreement, and, accordingly, this Agreement shall inure to the benefit of, be binding upon and may be enforced by, any and all successors and assigns of the Company, including, without limitation, by asset assignment, stock sale, merger, consolidation or other corporate reorganization. The Company and Executive agree that Executive's rights and obligations under this Agreement are personal to the Executive, and the Executive shall not have the right to assign or otherwise transfer his rights or obligations under this Agreement, and any purported assignment or transfer shall be void and ineffective, provided that the rights of the Executive to receive certain benefits upon death as expressly set forth under paragraph 7(a) of this Agreement shall inure to the Executive's estate and heirs. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company.

         12.      Modification

                  This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement, and approved in writing by the MDC CEO.

         13.      Severability; Survival

                  In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted or reformed to be enforceable. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations, specifically paragraphs 7, 8, 9, 10, 11, 12, 13, 15, 16, 19, 24, 25 and 26.

         14.      Life Insurance

                  The Executive agrees that the Company (or an affiliate of the Company) shall have the right to obtain life insurance on the Executive's life, at the sole expense of the Company and with the Company as the sole beneficiary thereof. The Executive shall (a) cooperate fully in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and (c) at the expense of the party obtaining the insurance policy, take any reasonably required medical examinations.

         15.      Notice

                  Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or
(b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by prepaid overnight courier service or facsimile transmission (if electronically confirmed), and in each case, addressed as follows:

                  If to the Executive:

                  Mr. Steven Berns
                  c/o St. John & Wayne, L.L. C.
                  70 East 55th Street
                  New York, New York 10022
                  Attention: David T. Harmon, Esq.
                  Fax: (212) 446-5035

                  If to the Company:

                  c/o MDC Partners Inc.
                  45 Hazelton Avenue
                  Toronto, Ontario
                  Canada M5R 2E3
                  Attention:  Miles Nadal
                  Fax:  (416) 960-9555

                         and to:

                  Davis & Gilbert LLP
                  1740 Broadway
                  New York, New York 10019
                  Attention:  Michael D. Ditzian, Esq.
                  Fax:  (212) 468-4888

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

         16.      Applicable Law

                  This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of New York without regard to any conflicts or conflict of laws principles in the State of New York that would result in the application of the law of any other jurisdiction.

         17.      No Conflict

                  The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

         18.      Entire Agreement

                  This Agreement and the documents referenced herein represent the entire agreement between the Company and the Executive with respect to the employment of the Executive by the Company, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company are nullified and superseded hereby.

         19.      Arbitration

                  (a) The parties hereto agree that any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement (including, without limitation, any claim regarding or related to the interpretation, scope, effect, enforcement, termination, extension, breach, legality, remedies and other aspects of this Agreement or the conduct and communications of the parties regarding this Agreement and the subject matter of this Agreement) shall be settled by arbitration at the offices of Judicial Arbitration and Mediation Services, Inc. or successor organization for binding arbitration in New York, New York by a single arbitrator selected by the parties. The arbitrator may grant injunctions or other relief in such dispute or controversy. All awards of the arbitrator shall be binding and non-appealable. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction. The arbitrator shall apply New York law to the merits of any dispute or claims, without reference to the rules of conflicts of law applicable therein. Suits to compel or enjoin arbitration or to determine the applicability or legality of arbitration shall be brought in the United States District Court for the Southern District of New York or if that court lacks jurisdiction, in a state court located within the geographic boundaries thereof. Notwithstanding the foregoing, no party to this Agreement shall be precluded from applying to a proper court for injunctive relief by reason of the prior or subsequent commencement of an arbitration proceeding as herein provided. No party or arbitrator shall disclose in whole or in part to any other person, firm or entity any confidential information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed to (i) attorneys,
(ii) parties, and (iii) outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this provision, agree to comply with the confidentiality terms of this provision, and will not use any confidential information disclosed to such expert for personal or business advantage.

                  (b) The Executive has read and understands this paragraph
19. The Executive understands that by signing this Agreement, the Executive agrees to submit any claims arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, or his employment or the termination thereof, to binding arbitration, and that this arbitration provision constitutes a waiver of the Executive's right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship, including but not limited to the following:

                           (i) Any and all claims for wrongful discharge of
                  employment, breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

                           (ii) Any and all claims for violation of any
                  federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the New York Human Rights Law; and

                           (iii) Any and all claims arising out of any other
                  federal, state or local laws or regulations relating to employment or employment discrimination.

                  (c) To the extent that any part of this paragraph 19 is found to be legally unenforceable for any reason, that part shall be modified or deleted in such a manner as to render this paragraph 19 (or the remainder of this paragraph 19) legally enforceable and as to ensure that except as otherwise provided in clause (a) of this paragraph 19, all conflicts between the Company and the Executive shall be resolved by neutral, binding arbitration. The remainder of this paragraph 19 shall not be affected by any such modification or deletion but shall be construed as severable and independent. If a court finds that the arbitration procedures of this paragraph 19 are not absolutely binding, then the parties hereto intend any arbitration decision to be fully admissible in evidence, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

         20.      Headings

                  The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

         21.      Withholdings

                  The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         22.      Counterparts

                  This Agreement may be executed in two counterparts or by facsimile transmission, both of which taken together shall constitute one instrument.

         23.      No Strict Construction

                  The language used in this Agreement will be deemed to be the language chosen by the Company and the Executive to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto.


         24.      Executive Representations; Company Indemnification

                  (a) Representations. Except for the agreement made as of August 3, 1999 by and between The Interpublic Group of Companies, Inc. ("IPG") and the Executive (the "Former Employment Agreement"), the Executive represents and warrants that he has not executed any agreement, arrangement, covenant or other understanding that may affect the performance by him under this Agreement. The Executive further represents and warrants to the Company that he has returned (or will return) to his previous employers, respectively, all documents, records, books, papers, forms, agreements and information, and any and all property of any nature whatsoever, belonging to such previous employers or containing any information deemed confidential or proprietary by such previous employers. In addition, the Executive represents and warrants to the Company that prior to the date hereof he has not taken any actions or performed any act that is in violation of the Former Employment Agreement. The Executive agrees that during his employment with the Company, he will not improperly use or disclose any confidential information, proprietary information or trade secrets of any former employer or any other person to whom the Executive has an obligation of confidentiality.

                  (b) Indemnification. As a result of the vexatious, frivolous, and time consuming nature that an actual or threatened litigation could have upon the Executive, the Company agrees to indemnify, defend and hold harmless the Executive, from and against any damages, judgments, losses and reasonable expenses (including reasonable legal fees) (collectively, "Losses") suffered by the Executive as a result of any litigation commenced by IPG against the Executive and/or the Company alleging that the Executive violated the terms and conditions of the Former Employment Agreement by virtue of his entering into this Agreement and performing the transactions contemplated hereby (the "Potential Claim"); provided, however, that the Company shall not indemnify the Executive for any Losses suffered as a result of actions taken by the Executive (i) before he was employed by Company, (ii) breaches of his Former Employment Agreement unrelated to his entering into this Agreement or (iii) resulting from actions taken on his own behalf or without any authorization from the Company. The Company may elect to compromise, settle or defend, at its own expense and by its own counsel, the Potential Claim. The Executive shall cooperate, at the request and expense of the Company, in the settlement or compromise of, or defense against, the Potential Claim. The Executive shall make available to the Company any records or other documents within his control that are necessary or appropriate for such defense. The Company's agreement to indemnify the Executive pursuant to this paragraph 24 is for the benefit of the Executive in his individual capacity, and shall not benefit or create any right, interest or cause of action in or on behalf of any person other than the Executive (other than in the event of the Executive's death, such right shall inure to the Executive's estate and heirs). The Company's obligation to indemnify under this paragraph 24(b) shall terminate three (3) years from the date hereof.

                  (c) Cooperation. The Executive agrees, both during and after the Term, at the request of the Company, to cooperate with the Company in connection with any investigation of or legal action against the Company or any of its affiliates involving misconduct or noncompliance by the Company, its affiliates or any of its present or former employees; provided, that the Company shall (i) promptly reimburse the Executive for any reasonable out of pocket expenses that the Executive shall incur in the course of such cooperation and, (ii) if reasonably requested by the Executive to avoid a conflict of interest, promptly reimburse the Executive for any reasonable attorney's fees for independent legal counsel selected by the Executive to represent the Executive in connection with any such investigation or action (except in instances where such investigation or legal action is the result of the Executive's gross negligence or willful misconduct).

         25.      Publicity

         Subject to the provisions of the next sentence, no party to this Agreement shall issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein without obtaining the prior approval of the Company and the Executive. Notwithstanding the foregoing, the foregoing provision shall not apply to the extent that the Company is required to make any announcement relating to or arising out of this Agreement by virtue of applicable securities laws or other stock exchange rules, or any announcement by any party pursuant to applicable law or regulations.

         26.      Non-Disparagement

                  Following the date hereof, the Executive and the Company shall each use their reasonable best efforts not to disparage, criticize or make statements to the detriment of the other.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


                                            MDC PARTNERS INC.


                                            By:
                                                ------------------------------
                                                Miles Nadal
                                                Chief Executive Officer


                                                ------------------------------
                                                Steven Berns

                                             Exhibit A to Employment Agreement




                                                      __________ [Insert Date]


[Insert name and address of
Terminated Principal]

                 Re: Separation Agreement, General Release and Age Discrimination and Employment Act Release

Dear __________:

                  1. Your employment with MDC Partners Inc. (the "Company") pursuant to the Employment Agreement between the Company and you dated ______ , 2004 (the "Employment Agreement"), or otherwise, shall terminate effective on the close of business on (the "Termination Date"). You hereby confirm your removal as of the Termination Date from any position you held as an employee, officer, Director or Manager of the Company or any Company operating within the MDC Group of companies (the "Group"). This Agreement will become effective on the Effective Date (as defined in paragraph 14 hereof) only if not revoked by you as permitted under paragraph 14 hereof.

                  2. The Company agrees to pay you severance compensation and benefits in accordance with the applicable clause of paragraph 7 of the Employment Agreement.

                  3. On or before the Effective Date you shall submit to the Company your reimbursement request in accordance with Company policy for any unpaid business or entertainment expenses incurred by you through the Termination Date in respect of which you are entitled to be reimbursed under Company policy.

                  4. From and after the Termination Date, except for such rights under this Agreement, you shall no longer be entitled to receive any further payments, compensation or other monies (including severance compensation) from the Company or any of its affiliates or to receive any of the benefits or participate in any benefit plan or program of the Company or any of its affiliates, including without limitation, any salary payment, bonus payment, severance payment, salary continuation payment, accrued vacation or unused personal days and expense reimbursements or other benefits referred to in the Employment Agreement.

                  5. You hereby acknowledge and affirm your obligations under the provisions of paragraph 8 of the Employment Agreement.

                  6. Notwithstanding your termination of employment as provided in this Agreement, the parties hereto agree that the provisions of paragraphs 8 through 26 of the Employment Agreement shall survive such termination to the extent necessary to the intended preservation of the rights and obligations set forth in such paragraphs.

                  7. (a) You, for yourself, your heirs, executors, administrators, agents, representatives, successors and assigns, hereby irrevocably and unconditionally release the Company and its affiliates, and each of their respective employees, shareholders, agents, officers, directors, attorneys, representatives, successors and assigns of the Company and its affiliates (collectively, the "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, (collectively, "Claims"), which you, your heirs, executors, administrators, representatives, successors and assigns ever had, now have or hereafter may have (either directly or indirectly, derivatively or in any other representative capacity) by reason of any matter, fact or cause whatsoever from the beginning of time to the date of this Agreement, including without limitation, any and all claims based upon or arising out of your Employment Agreement, your employment with the Company or your termination of employment with the Company. This release of claims includes all claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act, the Family and Medical Leave Act, the New York Executive Law, the New York City Human Rights Law, and all other labor and anti-discrimination laws and any other purported restriction on an employer's right to terminate the employment of an employee. This release also covers any claims alleging personal damages, wrongful discharge, or any other claim, including those based on contract or tort, whether founded in common law or otherwise. This release shall not apply or release any claims with respect to any of your rights arising or preserved under the terms of this Agreement.

                           (b) You represent that you have not filed or
permitted to be filed against the Company (or the other Releasees), individually or collectively, any lawsuits and you covenant and agree that you will not do so at any time hereafter with respect to the subject matter of this Agreement and claims released pursuant to this Agreement (including, without limitation, any claims relating to the termination of your employment), except as may be necessary to enforce this Agreement, to obtain benefits described in or granted under this Agreement, or to seek a determination of the validity of the waiver of your rights under the ADEA.

                           (c) You agree to cooperate with the Company and its
counsel in connection with any investigations, administrative proceedings or litigation relating to any matter in which you were involved or of which you had knowledge as a result of your employment with the Company in accordance with paragraph 24(c) of the Employment Agreement.

                           (d) You agree that you will not encourage or
voluntarily cooperate with any other current or former employee of the Company (or their affiliates) or any other potential plaintiff, to commence any legal action or make any claim against the Company (or any affiliate) in respect of such person's employment or termination of employment with or by the Company (or any affiliate thereof) or otherwise.

                           (e) You agree that on and after the Termination
Date you will not apply or seek employment with the Company or any of its affiliates at any location or facility, and you hereby waive and release any right to be considered for such employment.

                           (f) This Agreement does not constitute an admission
by the Company of any violation of any federal, state, or local law or any contractual or other obligations, or of any wrongdoing whatsoever.

                  8. For good and valuable consideration, the Company, on its behalf and on behalf of each of its affiliates and their respective successors and assigns, hereby irrevocably and unconditionally release you from any and all Claims which any of them ever had, now have or hereafter may have (either directly or indirectly, derivatively or in any other representative capacity) by reason of any matter, fact or cause from the beginning of time to the date of this Agreement arising out of your performance of duties as an employee or officer of the Company or another member of the Group or your termination of employment with the Company, except if a Claim arises out of your fraudulent conduct, your misappropriation or embezzlement of funds, or any other unlawful conduct; provided, however, the foregoing release shall not apply to or release any rights of the Company under the terms of this Agreement.

                  9. You agree to keep secret and strictly confidential the existence of this Agreement and further agree not to disclose, make known, discuss or relay any information concerning this Agreement, or any of the discussions regarding the terms of this Agreement, leading up to the execution of it, to anyone other than your tax advisor, accountant, attorney, spouse or members of your immediate family, provided that any such party to whom you make such disclosure agrees to keep such information confidential and not disclose it to others. The foregoing shall also not prohibit disclosure (i) as may be ordered by any regulatory agency or court or as required by other lawful process, or (ii) as may be necessary for the prosecution of claims relating to the performance or enforcement of this Agreement or (iii) as may become generally available to the public other than by breach of this provision or (iv) you learn from a third party who is not under an obligation of confidence to the Company.

                  10. In the event of a breach of the terms of this Agreement by any party, the non-breaching party shall be entitled to all damages allowed under applicable law.

                  11. (a) As used in this Agreement (i) "affiliate" of any Person (as defined below) shall mean any Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person, and (ii) a "Person" shall mean or include an individual, a company, a limited liability company, a corporation or any other form of business entity.

                      (b) All prior negotiations and discussions between the parties with respect to the subject matter hereof are merged into this Agreement. No representations by or on behalf of any party were made or relied upon except as set forth herein. This Agreement may not be changed, amended or modified, except by a writing signed by the party affected by such change, amendment or modification.

                      (c) In the event any provision of this Agreement is found to be void and unenforceable by a court or other tribunal of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties hereto with the same effect as though the void or unenforceable part had been severed and deleted or reformed to be enforceable.

                           (d) This Agreement will be governed by and
construed in accordance with the laws of the State of New York without application of conflict of law provisions.

                           (e) The failure of any party at any time to require
performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself. This Agreement shall be binding upon, and inure to the benefit of, you and your heirs, executors, administrators, successors and assignors, and MDC Partners, the Company and their respective successors and assignors.

                  12. You acknowledge that you have read this Agreement in its entirety, fully understand its meaning and are executing this Agreement voluntarily and of your own free will with full knowledge of its significance. You acknowledge and warrant that you have had the opportunity to consider for 21 days the terms and provisions of this Agreement and that you have been advised by the Company to consult with an attorney prior to executing this Agreement. You shall have the right to revoke this Agreement for a period of seven (7) days following your execution of this Agreement by giving written notice of such revocation to the Company in accordance with the notice provision set forth in the Employment Agreement. This Agreement shall not become effective until the eighth day following your execution of it (the "Effective Date"). Accordingly, if you revoke this Agreement as permitted herein, this Agreement shall become null and void ab initio.


                  IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above set forth.


                                            MDC Partners Inc.


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:


                                               ------------------------------
                                               Steven Berns




Dated:  _________________________



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